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                                  EXHIBIT 23.1


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hudson Technologies, Inc.
Hillburn, New York

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 13, 1996, relating to the consolidated financial statements of Hudson Technologies, Inc., appearing on the Company's annual report in Form 10-KSB for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                            /s/ BDO Seidman, LLP

Valhalla, New York
October 17, 1996